EXHIBIT 99.1

FOR IMMEDIATE RELEASE	Contact:	Joseph A. Sarachek
President, Chief Executive Officer
PubliCARD, Inc.
(212) 265-7013

PubliCARD, INC. APPOINTS MARC ROSS PRINCIPAL FINANCIAL OFFICER

NEW YORK - JULY 27, 2007 - PubliCARD, Inc. (Other OTC: CARD) announced today that Marc Ross has been appointed to the position of Principal Financial Officer, effective August 3, 2007. He succeeds Stephen Spitzer, who is leaving PubliCARD to pursue other opportunities.

Mr. Ross, 41, is a principal at Triax Capital Advisors, LLC, a restructuring advisory firm. Prior to joining Triax, Mr. Ross was a senior manager in the business advisory group of Protiviti Inc., an international risk consulting firm with over 900 employees. Previously, Mr. Ross was a manager at Cherpock & Rosenfeld LLP, a boutique firm specializing in bankruptcy, turnaround, fraud and litigation support.

PubliCARD, Inc. has been operating under Chapter 11 bankruptcy protection since May 17, 2007.

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K, including the exhibits being filed as part of this report, as well as other statements made by PubliCARD may contain forward-looking statements that reflect, when made, the Company’s current views with respect to current events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company’s operations and business environment which may cause the actual results of the Company to be materially different from any future results, express or implied, by such forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the Company to continue as a going concern; the terms of any reorganization plan ultimately confirmed; the Company’s ability to obtain Court approval with respect to motions in the chapter 11 cases prosecuted by it from time to time; the ability of the Company to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the chapter 11 case; risks associated with third parties seeking and obtaining Court approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans of reorganization, for the appointment of a chapter 11 trustee or to convert the case into a chapter 7 case; the ability of the Company to obtain and maintain normal terms with vendors and service providers; the Company’s ability to maintain contracts that are critical to its operations; the potential adverse impact of the chapter 11 case on the Company’s liquidity or results of operations; the ability of the Company to fund and execute a business plan and to do so in a timely manner and the ability of the Company to attract, motivate and/or retain key executives and associates. Additional factors that could affect future results are identified in the Annual Report on Form 10-K for the year ended December 31, 2006 filed with the SEC.  PubliCARD disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise. Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of the Company’s various prepetition liabilities, common stock and/or other equity securities. A plan of reorganization could result in holders of PubliCARD’s common stock receiving no distribution on account of their interest and cancellation of their interests. In addition, under certain conditions specified in the Bankruptcy Code, a plan of reorganization may be confirmed notwithstanding its rejection by an impaired class of creditors or equity holders and notwithstanding the fact that equity holders do not receive or retain property on account of their equity interests under the plan. In light of the foregoing, the Company considers the value of the common stock to be highly speculative and cautions equity holders that the stock may ultimately be determined to have no value. Accordingly, the Company urges that appropriate caution be exercised with respect to existing and future investments in PubliCARD’s common stock or other equity interests or any claims relating to prepetition liabilities.